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                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors


         We consent to the incorporation by reference in Registration Statement Number 33-58789 on Form S-3 dated April 25, 1995, Registration Statement Number 33-82336 on Form S-8 dated August 3, 1994, Post Effective Amendment No. 1 on Form S-3 dated August 12, 1994 to Registration Statement Number 33-67478 on Form S-1 dated August 17, 1993, the Registration Statement Number 33-44786 on Form S-8 dated December 30, 1991 pertaining to the Novametrix Medical Systems Inc. 1990 Stock Option Plan, and Registration Statement on Form S-8 dated July 24, 1998 pertaining to the Novametrix Medical Systems Inc. 1997 Long Term Incentive Plan and the Novametrix Medical Systems Inc. Employee Warrants Plan of our report dated June 24, 1998, with respect to the consolidated financial statements and schedule of Novametrix Medical Systems Inc. included in this annual report (Form 10-K) for the year ended May 3, 1998.




                                       /s/ Ernst & Young, LLP


Hartford, Connecticut
July 21, 1998


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